                                                                                                   BEAR, STEARNS & CO. INC.
ATLANTA o BOSTON o CHICAGO
DALLAS o LOS ANGELES o NEW YORK o SAN FRANCISCO                                                          383 Madison Avenue
FRANKFURT o GENEVA o HONG KONG                                                                         New York, N.Y. 10179
LONDON o PARIS o TOKYO                                                                (212) 272-2000;  (212) 272-7294   fax

___________________________________________________________________________________________________________________________________

New Issue Free Writing Prospectus

$568,356,000 (Approximate)

Bear Stearns ALT-A Trust
Mortgage Pass-Through Certificates,
Series 2006-7, Group I
Issuing Entity

Structured Asset Mortgage Investments II Inc.
Depositor

EMC Mortgage Corporation
Sponsor

Wells Fargo Bank, National Association
Master Servicer

Bear, Stearns & Co. Inc.
Sole and Lead Underwriter

October 31, 2006

                                STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration  statement  (including a prospectus)  with the SEC for the offering to which this free writing  prospectus  relates.  Before you invest,  you should read the  prospectus  in the registration  statement  and  other  documents  the  depositor  has filed  with the SEC for more  complete information  about the depositor,  the issuer and this offering.  You may get these  documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the depositor,  any underwriter or any dealer  participating  in the offering will arrange to send you the  prospectus  you request it by calling toll free 1-866-803-9204.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the
base      prospectus      and      the      prospectus       supplement.       Please      click      here
http://www.bearstearns.com/prospectus/sami        or       visit       the       following        website:
www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

This  information  in  this  free  writing  prospectus  is  preliminary,  and  will be  superseded  by the preliminary  prospectus.  This free  writing  prospectus  is being  delivered to you solely to provide you with information  about the offering of the Certificates  referred to in this free writing  prospectus and to solicit an offer to  purchase  the  Certificates,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  Certificates  until we have accepted your offer to purchase  Certificates.  We will not accept any offer by you to purchase  Certificates,  and you will not have any contractual  commitment to purchase any of the  Certificates  until after you have  received the  preliminary  prospectus.  You may withdraw  your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities  referred to in this free writing  prospectus are being offered when, as and if issued. Our obligation  to  sell  securities  to you is  conditioned  on the  securities  having  the  characteristics described in this free writing  prospectus.  If that condition is not  satisfied,  we will notify you, and neither the issuer nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  securities  which you have  committed  to purchase,  and there will be no  liability  between us as a consequence of non-delivery

                           SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained in the attached  materials (the  "Information")  may include  various forms of performance  analysis,  security  characteristics  and  securities  pricing  estimates for the  securities described  therein.  Should you receive  Information that refers to the "Statement  Regarding  Assumptions and Other  Information",  please refer to this statement  instead.  The Information is illustrative and is not  intended  to predict  actual  results  which may differ  substantially  from those  reflected  in the
Information.  Performance  analysis is based on certain  assumptions  with respect to significant  factors that may  prove not to be as  assumed.  Performance  results  are based on  mathematical  models  that use inputs to calculate results. As with all models,  results may vary significantly  depending upon the value given to the inputs.  Inputs to these  models  include but are not  limited  to:  prepayment  expectations
(econometric   prepayment  models,   single  expected  lifetime   prepayments  or  a  vector  of  periodic
prepayments),  interest  rate  assumptions  (parallel  and  nonparallel  changes  for  different  maturity instruments),  collateral  assumptions  (actual  pool level data,  aggregated  pool level  data,  reported factors or imputed  factors),  volatility  assumptions  (historically  observed  or implied  current)  and reported information  (paydown factors,  rate resets,  remittance reports and trustee statements).  Models used in any analysis may be proprietary,  the results  therefore,  may be difficult for any third party to reproduce.  Contact your registered  representative for detailed  explanations of any modeling  techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest rates.  You should consider whether  the  behavior  of these  securities  should be tested  using  assumptions  different  from  those included  in the  Information.  The  assumptions  underlying  the  Information,  including  structure  and collateral,  may be  modified  from time to time to  reflect  changed  facts and  circumstances.  Offering
Documents  contain data that is current as of their  publication dates and after publication may no longer be accurate,  complete or current. Contact your registered representative for Offering Documents,  current
Information or additional  materials,  including other models for performance  analysis,  which are likely to produce different results, and any further explanation regarding the Information.

Any pricing  estimates  Bear  Stearns has  supplied at your request (a)  represent  our view,  at the time determined,  of the  investment  value of the securities  between the estimated bid and offer levels,  the spread between which may be significant due to market  volatility or illiquidity,  (b) do not constitute a bid by Bear  Stearns or any other  person for any  security,  (c) may not  constitute  prices at which the securities  could have been  purchased or sold in any market at any time,  (d) have not been  confirmed by actual  trades,  may vary from the value Bear  Stearns  assigns or may be  assigned  to any such  security while in its  inventory,  and may not take into account the size of a position  you have in the  security, and (e) may have been  derived  from matrix  pricing  that uses data  relating to other  securities  whose prices are more  readily  ascertainable  to produce a  hypothetical  price  based on the  estimated  yield spread relationship between the securities.

General  Information:  Bear Stearns and/or  individuals  associated  therewith may have positions in these securities  while the  Information is circulating  or during such period may engage in  transactions  with the issuer or its affiliates.  We act as principal in  transactions  with you, and  accordingly,  you must determine  the  appropriateness  for you of such  transactions  and address any legal,  tax or  accounting considerations  applicable to you. Bear Stearns shall not be a fiduciary or advisor  unless we have agreed in writing to receive compensation specifically to act in such capacities.  If you are subject to ERISA,  the  Information  is being  furnished on the condition  that it will not form a primary basis for any investment decision.

                                        $568,356,000 (Approximate)

                                     Bear Stearns Alt-A Trust 2006-7
                        Mortgage Pass-Through Certificates, Series 2006-7, Group I

                              Structured Asset Mortgage Investments II Inc.
                                                Depositor

                                         EMC Mortgage Corporation
                                                 Sponsor

                                  Wells Fargo Bank, National Association
                                             Master Servicer

------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
                 Certificate         Ratings            CE         Pass-Thru       Window      WAL           Certificate
   Class          Size (1)          S&P / Fitch     Levels (1)        Rate         (mos)      (yrs)              Type
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                      Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
   I-A-1            $475,358,000      AAA/Aaa       17.45% (2)    LIBOR (3)(5)      1-54      2.13       Super Senior Floater
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
   I-A-2             $57,584,000      AAA/Aaa       7.45% (2)     LIBOR (3)(5)      1-54      2.13      Senior Support Floater
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
   I-M-1             $14,108,000      AA/Aa2        5.00% (2)     LIBOR (4)(5)     38-54      3.87        Mezzanine Floater
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
   I-M-2             $10,941,000       A/A2         3.10% (2)     LIBOR (4)(5)     38-54      3.85        Mezzanine Floater
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
   I-B-1              $7,486,000     BBB/Baa2       1.80% (2)     LIBOR (4)(5)     37-54      3.82       Subordinate Floater
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
   I-B-2              $2,879,000     BBB-/Baa3      1.30% (2)     LIBOR (4)(5)     37-54      3.82       Subordinate Floater
------------ -------------------- ---------------- ------------- --------------- ----------- -------- ---------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                       Not Offered Hereby
---------------------------------------------------------------------------------------------------------------------------------
------------ -------------------- ---------------- -------------------------------------------------- ---------------------------
   I-B-3              $3,455,000      BB/Ba2                Information Not Provided Herein              Subordinate Floater
------------ -------------------- ---------------- -------------------------------------------------- ---------------------------
------------ -------------------- ---------------- -------------------------------------------------- ---------------------------
     R                  Notional        NR                  Information Not Provided Herein                    Residual
------------ -------------------- ---------------- -------------------------------------------------- ---------------------------
NOTES:           - Prepayment Pricing Speed Assumption is 30% CPR
                 - Senior Certificates are subject to a variance of +/- 10%. In the case of the
                   Subordinate Certificates, the certificate sizes
                   are  subject to any variance required to maintain the ratings as described above.
                 - Certificates will settle flat and accrue interest on an actual/360 basis.
                 - See Exhibit II for the expected Available Funds Cap Schedule.
                 - See Exhibit III for yield tables run to the 20% Call.

    (1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

    (2) Credit enhancement for the Certificates will be provided by a combination of subordination,
        OC, excess spread and related payments received from the Cap Provider, each as more fully described herein.  The expected initial credit enhancement percentages are as provided above.  The initial OC amount will equal 0.70% as of the Cut-off Date.

    (3) The Pass-Through Rate for the Class I-A-1 and Class I-A-2 Certificates will be the least of
        (a) a floating rate based on One-Month LIBOR plus the respective Margin, (b) 11.500% and (c)
        the applicable Net Rate Cap, as defined herein. On the first Distribution Date after the first possible Optional Clean-Up Call Date, the margin for the Class I-A Certificates will increase to 2 times the original margin.

    (4)   The Pass-Through Rate for the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class
        I-B-3 Certificates will be the least of (a) a floating rate based upon One-Month LIBOR plus the respective Margin, (b) 11.500% and (c) the Net Rate Cap, as defined herein. On the first
        Distribution Date after the first possible Optional Clean-Up Call Date, the margin for the
        Class I-M Certificates and Class I-B Certificates will increase to 1.5 times the original margin.

    (5) The holders of the Class I-A, Class I-M and Class I-B Certificates will be entitled to the benefit of Yield Maintenance Agreements (as described more fully herein) purchased with respect to such Certificates.  See Yield Maintenance Agreements below.

THE MORTGAGE LOANS

   -    The mortgage loans consist of conventional, one- to four-family, hybrid and adjustable-rate mortgage loans secured by first liens on residential mortgage properties as briefly described in the table below and as more fully described in excel spreadsheet attached hereto.

   -    13.28% of the mortgage loans are conforming mortgage loans with balances which are less than the conforming balance for each property type.

   -    The originators of the mortgage loans are Countrywide (approximately 50.98% ),  EMC Mortgage Corporation
        (approximately 37.40%), HomeBanc (approximately 5.32%) and 6 other originators each under 3.00% . The underwriting guidelines will be more fully described in the prospectus supplement.

   -    As of the Cut-off Date, approximately 0.10% of the mortgage loans have an LTV over 80% without any primary mortgage insurance coverage.

   -    As of the Cut-off Date, none of the mortgage loans will be greater than 30 days delinquent as of the Cut-off
        Date.

   -    Approximately 89.30% of the mortgage loans provide for a period of interest only payments before they convert to fully amortizing. Such interest only period ranges from 3 to 10 years depending upon the product type.

   -    Approximately 36.80% of the mortgage loans provide for a payment of a prepayment premium during the first month to five years after origination. Any prepayment premiums will not be passed through to Certificateholders.

   -    The information related to the mortgage loans described herein is preliminary and is meant to reflect information as of October 1, 2006.  It is expected that on or prior to the Closing Date, unscheduled principal payments will reduce the principal balance of the group I mortgage loans and may cause a decrease in the aggregate principal balance of the group I mortgage loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown herein.

---------------------- ----------- --------- ---------- ------- --------- ---------- --------- ---------- ---------- ------
        Loan              % of        Gross     Net      WAM     Gross       Net     Initial    Period       Max     Mos
     Description          Pool          WAC     WAC     (mos.)   Margin    Margin      Cap        Cap       Rate     to
                                                                                                                     Roll
---------------------- ----------- --------- ---------- ------- --------- ---------- --------- ---------- ---------- ------
---------------------- ----------- --------- ---------- ------- --------- ---------- --------- ---------- ---------- ------
       Group I           100.00     7.44%      7.13%     361     2.28%      1.97%     5.00%      1.64%     12.63%     57
---------------------- ----------- --------- ---------- ------- --------- ---------- --------- ---------- ---------- ------
---------------------- ----------- --------- ---------- ------- --------- ---------- --------- ---------- ---------- ------
       Totals:           100.00     7.44%      7.13%     361     2.28%      1.97%     5.00%      1.64%     12.63%     57
---------------------- ----------- --------- ---------- ------- --------- ---------- --------- ---------- ---------- ------

                                         PREPAYMENT PENALTY TABLE

             -------------- --------- -------- ----------- --------- --------- ---------- ---------- ----------
                 Group      No        6        7 Months    24        30        36 Months  42 Months  60 Months
                             PrePay   Months   to 12        Months    Months
                                      or Less    Months
             -------------- --------- -------- ----------- --------- --------- ---------- ---------- ----------
             -------------- --------- -------- ----------- --------- --------- ---------- ---------- ----------
                Group I       63.20%    2.22%      10.20%     0.52%     0.00%     21.08%      0.00%      2.77%
             -------------- --------- -------- ----------- --------- --------- ---------- ---------- ----------
                 Total        63.20%    2.22%      10.20%     0.52%     0.00%     21.08%      0.00%      2.77%
             -------------- --------- -------- ----------- --------- --------- ---------- ---------- ----------

                                                              * All such characteristics are based upon
                                                              information
                                                                 as of October 1, 2006 and are subject
                                                              to a +/- 10%
                                                                 variance.

Depositor:                               Structured Asset Mortgage Investments II Inc.

Originator:                              The originators of the mortgage loans are Countrywide (approximately 50.98% ),  EMC
                                         Mortgage Corporation (approximately 37.40%), HomeBanc (approximately 5.32%) and 6 other originators each under 3.00% . The underwriting guidelines will be more fully described in the prospectus supplement.

Underlying Servicers:                    The  servicers  of the  mortgage  loans are  Countrywide  (approximately  50.98% ), EMC
                                         Mortgage  Corporation  (approximately  38.93%),  Homebanc  (approximately  5.32%) and 4 other servicers each under 3.00%.

Sponsor and Mortgage Loan Seller:        EMC Mortgage Corporation.

Master Servicer                          Wells Fargo Bank, National Association
Trustee:                                 Citibank, N.A.

Custodian:                               Wells Fargo Bank, National Association.

Underwriter:                             Bear, Stearns & Co. Inc.

Cap Provider:                            An entity  rated  AAA/Aaa by S&P and  Moodys  (which may  include an  affiliate  of the
                                         Depositor and/or Underwriter.

Offered Certificates:                    The Class I-A-1,  Class I-A-2,  Class I-M-1,  Class I-M-2, Class I-B-1, Class I-B-2 and
                                         Class I-B-3 Certificates.

Non-Offered Certificates:                The Class I-B-3 Certificates and Class R Certificates will not be publicly offered.

Collateral:                              As  of  the  Cut-off  Date,  the  group  I  mortgage  loans  consisted  of  hybrid  and
                                         adjustable-rate,    first   lien,   Alt-A   mortgage   loans   totaling   approximately
                                         $575,842,083.
Closing Date:                            On or about October 31, 2006.

Cut-off Date:                            The close of business on October 1, 2006.

Last Scheduled Distribution Date:        December 25, 2046.

Distribution Date:                       The  25th  day of each  month  (or if such  25th day is not a  business  day,  the next succeeding business day) commencing on November 2006.

Record Date:                             For each class of Offered  Certificates,  the business  day  preceding  the  applicable
                                         Distribution  Date so long as such class of  certificates  are in book-entry  form; and
                                         otherwise  the record  date  shall be the last  business  day of the month  immediately preceding the applicable Distribution Date.

Delay Days:                               0 (zero) days on all Offered Certificates.

Determination Date:                      The  Determination  Date with respect to any Distribution  Date will be the 15th day of the  calendar  month in which such  Distribution  Date  occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Interest Accrual Period:                 For any  Distribution  Date  with  respect  to the  Offered  Certificates,  the  period commencing on the  Distribution  Date of the month  immediately  preceding the month in which the Distribution  Date occurs or, in the case of the first period,  commencing on the  Closing  Date,  and  ending  on the day  preceding  such  Distribution  Date.  All distributions of interest on the Offered  Certificates  will be based on a 360-day year and the actual number of days in the applicable  Interest  Accrual Period.  The Offered
                                         Certificates will initially settle flat (no accrued interest).

Prepayment Period:                       With respect to the group I mortgage  loans serviced by EMC Mortgage  Corporation,  the
                                         Prepayment  Period with respect to any  Distribution  Date is the period  commencing on the 16th day of the month  prior to the month in which the  related  Distribution  Date occurs and ending on the 15th day of the month in which such  Distribution Date occurs;
                                         and with respect to all other group I mortgage  loans,  the calendar month  immediately proceeding the month in which such Distribution Date occurs

ERISA Considerations:                    The Underwriter's  Exemption is expected to apply to the Offered  Certificates.  Before purchasing an Offered  Certificate,  a fiduciary of an ERISA Plan should itself confirm that  the  Certificate  constitutes  "securities"  for  purposes  of the  Underwriter's
                                         Exemption and that the specific and general  conditions of the Underwriter's  Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied.

Legal Investment:                        The Class I-A-1,  Class I-A-2 and Class I-M-1  Certificates  will be "mortgage  related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Tax Matters:                             The Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:                    Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:                   $25,000 and integral multiples of $1 in excess thereof.

Optional Termination:
                                         EMC Mortgage  Corporation  may  repurchase  from the trust all of the mortgage loans at par plus accrued interest when the aggregate  principal balance of the group I mortgage loans is reduced to 20% of the aggregate  principal balance of the mortgage loans as of the Cut-off Date.
Administrative Fees:                     The sum of the  "Servicing  Fee"  calculated at the  "Servicing Fee Rate" of 0.308% per annum.  Administrative  Fees will be paid  monthly on the stated  principal  balance of the group I Mortgage Loans.

Principal & Interest Advances:           Each  servicer  will be obligated to advance,  or cause to be advanced,  cash  advances with respect to delinquent  payments of principal and interest on the mortgage loans to the extent that the related  servicer  reasonably  believes that such cash advances can be repaid from future payments on the related  mortgage loans.  These cash advances are only intended to maintain a regular flow of scheduled  interest and principal  payments on the  Certificates  and are not intended to guarantee or insure  against  losses.  If the servicer fails to make delinquency advances,  the Master Servicer will be obligated to make such  advances,  but only in an amount not to exceed the master  servicing  fee for the related period.

Compensating Interest:                   Each Servicer is required to pay Compensating Interest up to the amount of the its related Servicing Fee to cover prepayment interest shortfalls ("Prepayment Interest
                                         Shortfalls") due to partial and/or full prepayments on the Mortgage Loans.

Step-up Coupon:                          If the Optional  Termination is not exercised on the first  Distribution Date following the Distribution Date on which it could have been exercised,  the margin on each of the
                                         Class  I-A-1 and Class I-A-2  Certificates  will  increase  to 2.0 times their  related initial  margins  and the margins on each of the Class I-M  Certificates  and Class I-B
                                         Certificates will increase to 1.5 times their related initial margins.

Credit Enhancement:                      1.Excess Spread
                                         -which will initially be equal to approximately  [191]bps. per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses and to  build/maintain
                                         OC commencing on the Distribution Date in October 2006.

                                         2. Any remianing Cap Payments after  payment of 1 through 4 under "Cap Payments" below.

                                         3. Overcollateralization
                                         - Initial (% Orig.)                0.70%
                                         - OC Target (% Orig.)              0.70%
                                         - Stepdown (% Current)             1.40%
                                         - OC Floor (% Orig.)               0.50%

                                         4. Subordination (including initial OC)
                                         -  Subordination:  Initially,  17.45% for the Class  I-A-1,  7.45% for the Class  I-A-2
                                         Certificates,  5.00%  for the Class  I-M-1  Certificates,  3.10%  for the  Class  I-M-2
                                         Certificates,  1.80%  for the Class  I-B-1  Certificates,  1.30%  for the  Class  I-B-2
                                         Certificates and 0.70% for the Class I-B-3 Certificates.

Interest Remittance Amount:              With  respect to any  Distribution  Date,  that portion of the  available  distribution amount for that  Distribution  Date that  represents  interest  received or advanced in respect of the group I mortgage loans.

Overcollateralization Amount:            The  Overcollateralization  Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate  principal balance of the group I mortgage loans as of the last day of the  related  Due Period  (after  giving  effect to  scheduled  payments of principal due during the related Due Period,  to the extent  received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment  Period, and after  reduction for Realized  Losses  incurred during the related Due Period) over
                                         (ii) the aggregate  Certificate Principal Balance of the Class A Certificates and Class
                                         M Certificates,  after taking into account the distributions of principal to be made on such Distribution Date.

Overcollateralization                    With  respect to any  Distribution  Date,  (i) prior to the  Stepdown  Date,  an amount
Target Amount:                           equal  to  approximately  0.70%  of the  aggregate  principal  balance  of the  group I mortgage  loans as of the Cut-off  Date,  (ii) on or after the Stepdown Date provided a
                                         Trigger  Event is not in effect,  the  greater of (x)  approximately  1.40% of the then current  aggregate  outstanding  principal  balance  of  the  group  I  mortgage  loans
                                         as  of  the  last  day  of  the   related   Due   Period   (after   giving   effect  to
                                         scheduled  payments of  principal  due during the  related  Due  Period,  to the extent received or advanced,  and  unscheduled  collections of principal  received  during the related  Prepayment Period, and after reduction for Realized Losses incurred during the related  Due  Period)  and  (y)  approximately  $2,879,210  and  iii) on or  after  the
                                         Stepdown  Date  and  if  a  Trigger  Event  is  in  effect,  the  Overcollateralization
                                         Target   Amount   for   the    immediately    preceding    Distribution    Date.    The
                                         Overcollateralization  Target  Amount for the  Offered  Certificates  is expected to be fully funded on the Closing Date.

Overcollateralization                    With respect to any  Distribution  Date, an amount equal to the lesser of (i) available
Increase Amount:                         excess   cashflow   from  the  group  I  mortgage   loans   available  for  payment  of
                                         Overcollateralization  Increase  Amount  and  (ii)  the  excess,  if  any,  of (x)  the
                                         Overcollateralization   Target  Amount  for  that   Distribution   Date  over  (y)  the
                                         Overcollateralization Amount for that Distribution Date.

Overcollateralization                    With  respect  to any  Distribution  Date for  which the  Excess  Overcollateralization
Release Amount:                          Amount is, or would be, after taking into  account all other  distributions  to be made on that  Distribution  Date,  greater  than zero,  an amount equal to the lesser of (i)
                                         the Excess  Overcollateralization  Amount for that Distribution Date and (ii) principal collected on the group I mortgage loans for that Distribution Date.

Excess Overcollateralization             With   respect   to   any   Distribution   Date,   the   excess,   if   any,   of   the
Amount:                                  Overcollateralization Amount over the Overcollateralization Target Amount.

Stepdown Date:                           The earlier to occur of (i) the  Distribution  Date on which the aggregate  Certificate
                                         Principal  Balance of the Class I-A  Certificates has been reduced to zero and (ii) the later to occur of (x) the  Distribution  Date  occurring  in  October  2009 and (y) the first  Distribution Date for which the aggregate  Certificate  Principal Balance of the
                                         Class I-B and Class I-M  Certificates  plus the  related  Overcollateralization  Amount divided by the  aggregate  Stated  Principal  Balance of the mortgage  loans is greater than or equal to 14.90%.

Credit Enhancement Percentage:           The Credit  Enhancement  Percentage for any Class of Certificates  for any Distribution
                                         Date is the  percentage  obtained by dividing (x) the aggregate  Certificate  Principal
                                         Balance  of the  class  or  classes  subordinate  thereto  (including  the  Class  B-IO
                                         Certificates)  by (y) the aggregate  principal  balance of the group I mortgage  loans, calculated  after  taking  into  account  distributions  of  principal  on the  group I mortgage loans and  distribution of the Principal  Distribution  Amounts to the holders
                                         of  the   Certificates   then   entitled  to   distributions   of   principal  on  such
                                         Distribution Date.

Trigger Event:                           If either the Delinquency Test or the Cumulative Loss Test is violated.

Delinquency Test:                        The Delinquency  Test is violated on any Distribution  Date if the percentage  obtained by dividing (x) the aggregate  outstanding  principal balance of group I mortgage loans delinquent 60 days or more  (including  group I mortgage loans that are in foreclosure, have been  converted  to REO  Properties  or are in  bankruptcy)  by (y) the  aggregate outstanding  principal  balance of the group I mortgage  loans, in each case, as of the last  day of the  previous  calendar  month,  exceeds  40%  of the  Credit  Enhancement
                                         Percentage.

Cumulative Loss Test:                    The Cumulative Loss Test is violated on any  Distribution  Date if the aggregate amount of Realized  Losses incurred since the Cut-off Date through the last day of the related
                                         Due  Period  divided  by  the  aggregate   principal  balance  of  the  Mortgage  Loans
                                         as of the  Cut-off  Date  exceeds  the  applicable  percentages  set forth  below  with respect to such Distribution Date:

                                           Distribution Date Occurring in                           Percentage
                                           November 2009 through  October 2010                      0.25%
                                           November 2010 through  October 2011                      0.60%
                                           November 2011 through  October 2012                      1.05%
                                           November 2012 through October 2013                       1.45%
                                           November 2013 and thereafter                             1.75%

Realized Losses:                         Any  Realized  Losses on the mortgage  loans will be  allocated  on any  Distribution
                                         Date,  first,  to Net Monthly Excess  Cashflow,  second,  in reduction of the related
                                         Overcollateralization  Amount,  third,  to the Class I-B-3  Certificates  until their
                                         Certificate  Principal  Balance is reduced to zero and,  fourth,  to the Class  I-B-2
                                         Certificates  until  their  Certificate  Principal  Balance  is  reduced to zero and, fifth, to the Class I-B-1 Certificates  until their Certificate  Principal Balance is reduced to zero,  sixth,  to the Class I-M-2  Certificates  until  their  Certificate
                                         Principal  Balance is reduced to zero and  seventh,  to the Class I-M-1  Certificates until their Certificate  Principal  Balance is reduced to zero,  eighth, to the Class
                                         I-A-2 Certificates  until their Certificate  Principal Balance is reduced to zero and ninth, to the Class I-A1-1 Certificates until their Certificate  Principal Balance is reduced to zero.

                                         Once  Realized  Losses have been  allocated to the Offered  Certificates,  such amounts with  respect  to such  certificates  will no longer  accrue  interest;  however,  such amounts  may be paid  thereafter  to the  extent of funds  available  from Net  Monthly
                                         Excess Cashflow.

                                         For any Distribution Date and the Class I-A, Class I-M and Class I-B Certificates, the
Net Rate Cap:                            weighted average of the Net Rates on the group I mortgage loans weighted on the basis of the Stated Principal Balances thereof as of the beginning of the related Due Period minus the aggregate Administrative Fees, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-Through Rates:                      The Pass-Through Rate with respect to each class of Offered Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the related Net Rate Cap.

Interest Carry Forward Amount:           As of any  Distribution  Date,  generally equal to the sum of (i) the excess of (a) the
                                         Current Interest for such Class with respect to prior  Distribution  Dates over (b) the amount actually  distributed to such Class of Certificates  with respect to interest on or after such prior Distribution Dates and (ii) interest thereon.

Interest Distribution Amount:            The  Interest  Distribution  Amount for the  Offered  Certificates  of any class on any
                                         Distribution  Date is equal to interest  accrued  during the related  Interest  Accrual
                                         Period on the  Certificate  Principal  Balance of that class  immediately  prior to the
                                         Distribution  Date at the  Pass-Through  Rate for that class, in each case,  reduced by any Prepayment Interest  Shortfalls to the extent not covered by Compensating  Interest payable by the Master  Servicer and any shortfalls  resulting  from the  application of the Relief Act.

Senior Interest Distribution             The  Senior  Interest  Distribution  Amount for any  Distribution  Date and any Class A
Amount:                                  Certificates is equal to the Interest  Distribution  Amount for such  Distribution Date for the related Class A  Certificates  and the Interest Carry Forward  Amount,  if any,
                                         for that Distribution Date for the related Class A Certificates.

Interest Payment Priority:               On each  Distribution  Date, the Interest  Remittance Amount will be distributed in the following order of priority:

                                                  (i)      From the  related  Interest  Remittance  Amount,  to  holders  of the
                                                           Class  I-A,  Certificates,  pro rata,  based on the amount of accrued
                                                           interest  payable  to  such  classes  of  certificates,   the  Senior
                                                           Interest Distribution Amount allocable to such Certificates;.
                                                  (ii)     from   the   remaining    Interest    Remittance   Amount,   to   the
                                                           holders of the Class I-M-1  Certificates,  the Interest  Distribution
                                                           Amount for such Certificates;
                                                  (iv)     from   the   remaining    Interest    Remittance   Amount,   to   the
                                                           holders of the Class I-M-2  Certificates,  the Interest  Distribution
                                                           Amount for such Certificates;
                                                  (v)      from   the   remaining    Interest    Remittance   Amount,   to   the
                                                           holders of the Class I-B-1  Certificates,  the Interest  Distribution
                                                           Amount for such Certificates;
                                                  (vi)     from   the   remaining    Interest    Remittance   Amount,   to   the
                                                           holders of the Class I-B-2  Certificates,  the Interest  Distribution
                                                           Amount for such Certificates; and
                                                  (vii)    from   the   remaining    Interest    Remittance   Amount,   to   the
                                                           holders of the Class I-B-3  Certificates,  the Interest  Distribution
                                                           Amount for such Certificates.

Principal Payment Priority:              On each  Distribution  Date (a)  prior to the  Stepdown  Date or (b) on which a Trigger
                                         Event  is in  effect,  the  Principal  Distribution  Amounts  shall be  distributed  as follows:

                                                  (i)      the related Principal  Distribution  Amount,  pro rata to the holders of the  Class  I-A  Certificates,  until  the  Certificate  Principal
                                                           Balance of each such class has been reduced to zero;
                                                  (ii)     to the  holders  of  the  Class  I-M-1  Certificates,  any  Principal
                                                           Distribution  Amount  remaining  after  the  distributions  described in (i) above,  until the  Certificate  Principal  Balance thereof has been reduced to zero;
                                                  (iii)    to the  holders  of  the  Class  I-M-2  Certificates,  any  Principal
                                                           Distribution  Amount  remaining  after  the  distributions  described in (i) and  (ii)  above,  until  the  Certificate  Principal  Balance thereof has been reduced to zero;
                                                  (iv)     to the  holders  of  the  Class  I-B-1  Certificates,  any  Principal
                                                           Distribution  Amount  remaining  after  the  distributions  described in (i),  (ii)  and  (iii)  above,  until  the  Certificate  Principal
                                                           Balance thereof has been reduced to zero;
                                                  (v)      to the  holders  of  the  Class  I-B-2  Certificates,  any  Principal
                                                           Distribution  Amount  remaining  after  the  distributions  described
                                                           in  (i),  (ii),   (iii)  and  (iv)  above,   until  the   Certificate
                                                           Principal Balance thereof has been reduced to zero; and
                                                  (vi)     to the  holders  of  the  Class  I-B-3  Certificates,  any  Principal
                                                           Distribution  Amount  remaining  after  the  distributions  described in (i),  (ii),  (iii),  (iv) and (v)  above,  until  the  Certificate
                                                           Principal Balance thereof has been reduced to zero.

Principal Payment Priority:              On each  Distribution  Date  (a) on or  after  the  Stepdown  Date  and (b) on  which a
                                         Trigger Event is not in effect, the Principal  Distribution Amount shall be distributed as follows:

                                                  (i)      the  Principal  Distribution  Amount,  pro rata to the holders of the
                                                           Class  I-A  Certificates,  to the  extent  of the  Class A  Principal
                                                           Distribution Amount, until the Certificate  Principal Balance of each such class has been reduced to zero;
                                                  (ii)     to  the   holders  of  the  Class  I-M-1   Certificates,   the  Class
                                                           I-M-1   Principal   Distribution   Amount,   until  the   Certificate
                                                           Principal Balance thereof has been reduced to zero;
                                                  (iii)    to  the   holders  of  the  Class  I-M-2   Certificates,   the  Class
                                                           I-M-2   Principal   Distribution   Amount,   until  the   Certificate
                                                           Principal  Balance  thereof  has  been  reduced  to  zero;
                                                  (iv)     to  the   holders  of  the  Class  I-B-1   Certificates,   the  Class
                                                           I-B-1   Principal   Distribution   Amount,   until  the   Certificate
                                                           Principal  Balance  thereof  has  been  reduced  to  zero;
                                                  (v)      to  the   holders  of  the  Class  I-B-2   Certificates,   the  Class
                                                           I-B-2   Principal   Distribution   Amount,   until  the   Certificate
                                                           Principal  Balance  thereof  has  been  reduced  to  zero; and
                                                  (vi)     to  the   holders  of  the  Class  I-B-3   Certificates,   the  Class
                                                           I-B-3   Principal   Distribution   Amount,   until  the   Certificate
                                                           Principal  Balance  thereof  has  been  reduced  to  zero.

    Net Monthly Excess Cashflow:
                                                  (i)      To the  holders  of the  class  or  classes  of  Certificates  then entitled to receive  distributions  in respect of principal,  in an amount equal to any related Extra  Principal  Distribution  Amount, payable  to such  holders  as part  of the  Principal  Distribution
                                                           Amount;
                                                  (ii)     To  the  holders  of  the  Class  I-A  Certificates  any  remaining
                                                           Interest    Carryforward    Amount   not   paid   under    Interest
                                                           Distributions above;
                                                  (iii)    To the holders of the Class I-M-1 Certificates,  an amount equal to the Interest  Carryforward  Amount and any Allocated  Realized Loss
                                                           Amount, in that order, for such certificates;
                                                  (iv)     To the holders of the Class I-M-2 Certificates,  an amount equal to the Interest  Carryforward  Amount and any Allocated  Realized Loss
                                                           Amount, in that order, for such certificates;
                                                  (v)      To the holders of the Class I-B-1 Certificates,  an amount equal to the Interest  Carryforward  Amount and any Allocated  Realized Loss
                                                           Amount for such certificate;
                                                  (vi)     To  the   holders  of  the  Class I-B-2   Certificates,  an  amount
                                                           equal  to  the  Interest  Carryforward  Amount  and  any  Allocated
                                                           Realized Loss Amount for such certificate; and
                                                  (vii)    to  the   holders  of  the  Class  I-B-3  Certificates,  an  amount
                                                           equal  to  the  Interest  Carryforward  Amount  and  any  Allocated
                                                           Realized Loss Amount for such certificate;
                                                  (x)      to  the  holders  of  the  Class  I-A  Certificates,   Class  I-M-1
                                                           Certificates,  Class I-M-2  Certificates,  Class I-B-1, Class I-B-2
                                                           and  Class  I-B-3  Certificates,  in that  order,  any  Basis  Risk
                                                           Shortfall Carryforward Amounts for such certificates; and
                                                  (xi)     To the  holders of the Class R  Certificates,  as  provided  in the pooling and servicing agreement.

Cap Payments:                            Funds payable under the Yield Maintance Agreement

                                         Funds payable to the trust will be distributed on each  Distribution Date in the following order of priority:

                                                       1)  To the holders of the related class of  Certificates,  the payment of any Basis Risk  Shortfall  Carry  Forward  Amount  for such  distribution date, to the extent not covered by Excess Cashflow for such  distribution date;

                                                       2)  From any  remaining  amounts,  to the holders of the related class of
                                                       Certificates,  the payment of any Current  Interest  and  Interest  Carry
                                                       Forward  Amount  for such class to the  extent  not  covered by  Interest
                                                       Funds or Excess Cashflow on such distribution date;

                                                       3) From any excess amounts  available  from the Cap Contract  relating to the Class I-A  Certificates,  to the Class I-M-1, the Class I-M-2, the
                                                          Class  I-B-1,  the Class  I-B-2 and the Class I-B-3  Certificates,  in
                                                          that  order,  to the extent  not paid  pursuant  to  clauses  first or second above; and

                                                       4)  From any remaining amounts, for deposit into the Reserve Fund, to cover losses on the Certificates otherwise allocable on such
                                                       Distribution Date.

Class I-A Principal Distribution         For any  Distribution  Date on or after the Stepdown  Date on which a Trigger  Event is
Amount:                                  not in effect, an amount equal to the excess (if any) of (x) the Certificate  Principal
                                         Balance of such class I-A  Certificates  immediately  prior to such  Distribution  Date over (y) the excess of (a) the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses incurred  during the related  Prepayment  Period) over (b) the aggregate  Stated
                                         Principal  Balance of the  mortgage  loans as of the last day of the related due period
                                         (after  reduction for Realized Losses incurred  during the related  Prepayment  Period)
                                         multiplied  by the  sum of (A)  approximately  13.50%  and (B)  the  Current  Specified
                                         Overcollateralization Percentage.

Class I-M-1 Principal Distribution       For any  Distribution  Date on or after the Stepdown  Date on which a Trigger  Event is
Amount:                                  not in effect, an amount equal to the excess (if any) of (x) the Certificate  Principal
                                         Balance of the Class I-M-1  Certificates  immediately  prior to such  Distribution Date over (y) the excess of (a) the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses  incurred  during the  related  Prepayment  Period)  over (b) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class I-A Certificates  (after taking into  account  the  payment of the Class I-A  Principal  Distribution  Amounts for such
                                         Distribution  Date) and (2) the  aggregate  Stated  Principal  Balance of the  mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses  incurred  during the related  Prepayment  Period)  multiplied by the sum of (A)
                                         approximately 8.60% and (B) the Current Specified Overcollateralization  Percentage for
                                         the mortgage pool.

Class I-M-2 Principal Distribution       For any  Distribution  Date on or after the Stepdown  Date on which a Trigger  Event is
Amount:                                  not in effect, an amount equal to the excess (if any) of (x) the Certificate  Principal
                                         Balance of the Class I-M-2  Certificates  immediately  prior to such  Distribution Date over (y) the excess of (a) the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses  incurred  during the  related  Prepayment  Period)  over (b) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class I-A Certificates  (after taking into  account  the  payment of the Class I-A  Principal  Distribution  Amounts for such
                                         Distribution  Date),  (2) the  aggregate  Certificate  Principal  Balance  of the Class
                                         I-M-1 Certificates  (after taking into account the payment of the Class I-M-1 Principal
                                         Distribution  Amounts  for  such  Distribution  Date)  and  (3)  the  aggregate  Stated
                                         Principal  Balance of the  mortgage  loans as of the last day of the related due period
                                         (after  reduction for Realized Losses incurred  during the related  Prepayment  Period)
                                         multiplied  by the  sum of (A)  approximately  4.80%  and  (B)  the  Current  Specified
                                         Overcollateralization Percentage for the mortgage pool.

Class I-B-1 Principal Distribution       For any  Distribution  Date on or after the Stepdown  Date on which a Trigger  Event is
Amount:                                  not in effect, an amount equal to the excess (if any) of (x) the Certificate  Principal
                                         Balance of the Class I-B-1  Certificates  immediately  prior to such  Distribution Date over (y) the excess of (a) the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses  incurred  during the  related  Prepayment  Period)  over (b) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class I-A Certificates  (after taking into  account  the  payment of the Class I-A  Principal  Distribution  Amounts for such
                                         Distribution  Date),  (2) the  aggregate  Certificate  Principal  Balance  of the Class
                                         I-M-1 Certificates  (after taking into account the payment of the Class I-M-1 Principal
                                         Distribution  Amounts  for  such  Distribution  Date)  (3)  the  aggregate  Certificate
                                         Principal  Balance of the Class  I-M-2  Certificates  (after  taking  into  account the payment  of the  Class  I-M-2  Principal  Distribution  Amounts  for such  Distribution
                                         Date)and (4) the aggregate  Stated  Principal  Balance of the mortgage  loans as of the last day of the  related due period  (after  reduction  for  Realized  Losses  incurred during  the  related  Prepayment  Period)  multiplied  by the sum of (A)  approximately
                                         2.20% and (B) the Current Specified  Overcollateralization  Percentage for the mortgage pool.

Class I-B-2 Principal Distribution       For any  Distribution  Date on or after the Stepdown  Date on which a Trigger  Event is
Amount:                                  not in effect, an amount equal to the excess (if any) of (x) the Certificate  Principal
                                         Balance of the Class I-B-2  Certificates  immediately  prior to such  Distribution Date over (y) the excess of (a) the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses  incurred  during the  related  Prepayment  Period)  over (b) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class I-A Certificates  (after taking into  account  the  payment of the Class I-A  Principal  Distribution  Amounts for such
                                         Distribution  Date),  (2) the  aggregate  Certificate  Principal  Balance  of the Class
                                         I-M-1 Certificates  (after taking into account the payment of the Class I-M-1 Principal
                                         Distribution  Amounts  for  such  Distribution  Date)  (3)  the  aggregate  Certificate
                                         Principal  Balance of the Class  I-M-2  Certificates  (after  taking  into  account the payment of the Class I-M-2 Principal  Distribution Amounts for such Distribution Date),
                                         (4) the aggregate  Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for
                                         such Distribution  Date) and (5) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses  incurred  during the related  Prepayment  Period)  multiplied by the sum of (A)
                                         approximately 1.20% and (B) the Current Specified Overcollateralization  Percentage for
                                         the mortgage pool.

Class I-B-3 Principal Distribution       For any  Distribution  Date on or after the Stepdown  Date on which a Trigger  Event is
Amount:                                  not in effect, an amount equal to the excess (if any) of (x) the Certificate  Principal
                                         Balance of the Class I-B-3  Certificates  immediately  prior to such  Distribution Date over (y) the excess of (a) the  aggregate  Stated  Principal  Balance  of the  mortgage loans as of the last day of the  related  due  period  (after  reduction  for  Realized
                                         Losses  incurred  during the  related  Prepayment  Period)  over (b) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class I-A Certificates  (after taking into  account  the  payment of the Class I-A  Principal  Distribution  Amounts for such
                                         Distribution  Date),  (2) the  aggregate  Certificate  Principal  Balance  of the Class
                                         I-M-1 Certificates  (after taking into account the payment of the Class I-M-1 Principal
                                         Distribution  Amounts  for  such  Distribution  Date)  (3)  the  aggregate  Certificate
                                         Principal  Balance of the Class  I-M-2  Certificates  (after  taking  into  account the payment of the Class I-M-2 Principal  Distribution Amounts for such Distribution Date),
                                         (4) the aggregate  Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal  Distribution  Amounts for
                                         such  Distribution  Date) and (5) the aggregate  Certificate  Principal  Balance of the
                                         Class I-B-2  Certificates  (after  taking  into  account the payment of the Class I-B-2
                                         Principal  Distribution  Amounts  for such  Distribution  Date)  and (6) the  aggregate
                                         Stated  Principal  Balance of the mortgage  loans as of the last day of the related due period (after  reduction for Realized  Losses  incurred  during the related  Prepayment
                                         Period)  multiplied  by  the  sum  of (A)  approximately  0.00%  and  (B)  the  Current
                                         Specified Overcollateralization Percentage for the mortgage pool.

Yield Maintenance Agreement:             The issuer will  benefit  from a series of interest  rate cap  payments  from the Yield
                                         Maintenance  Provider pursuant to yield maintenance  agreements  purchased with respect to the hybrid ARM  mortgage  loans.  The Yield  Maintenance  Agreement  is  intended to partially  mitigate  the  interest  rate risk that  could  result  from the  difference between  the  Formula  Rate on the  Certificates  and the Net WAC Cap Rate (the  "Yield
                                         Maintenance  Agreement").  If  the  mortgage  loans  do  not  prepay  according  to the assumptions  used to run the  schedule  in Exhibit I, there may be  insufficient  funds from the cap  payments to cover the entire  difference  between the Formula Rate on the
                                         Certificates and the Net WAC Cap Rate.
                                         On each Distribution Date,  payments under the Yield Maintenance  Agreements will be an amount equal to the product of (i) the excess of one-month LIBOR for such  Distribution
                                         Date over the strike rate, (ii) the lesser of (a) the Certificate  Principal Balance of the respective class for such  Distribution  Date and (b) the notional balance based on certain  prepayment speeds for such class on such Distribution Date as set forth below, and (iii) the actual  number of days in the  corresponding  accrual  period  divided by
                                         360. It is anticipated that the Yield Maintenance  Agreement will include the following terms in the below table:

                                         See Exhibit I for a schedule of Certificate Notional Amount by month.

                                         See Below Strike Rates schedule by month.

Static Pool  Information:                Information  concerning the sponsor's prior  residential  mortgage loan  securitization involving  prime or  alternative-a  mortgage  loans secured by first lien  mortgages or deeds of trust in residential  real properties  issued by the depositor is available on
                                         the                                     internet                                     at
                                         http://www.bearstearns.com/transactions/sami_ii/balta2006-7/index.html.     On     this
                                         website,  you can view for each of these  securitizations,  summary pool information as of the applicable  securitization  cut-off date and  delinquency,  cumulative loss, and prepayment  information as of each  distribution  date by  securitization  for the past five yearts,  or since the  applicable  securitization  closing date if the  applicable securitization  closing date  occurred  less than five years from the date of this term sheet. Each of these mortgage loan  securitizations is unique, and the  characteristics of each  securiutized  mortgage  loan  poolvaries  from each  other as well as from the mortgage loans to be included in the trust that will issue the certificates  offered by this term  sheet.  In  addition,  the  performance  information  relating  to the prior securitizations  described  above  may have  been  influenced  by  factors  beyond  the sponsor's  contol such as housing  prices and market  interest  rates.  Therefore,  the performance  of  these  prior  mortgage  loan  securitizations  is  likely  not  to  be indicative of the future  performance of the mortgage loans to be included in the trust related to this offering.

                                                Exhibit I
                       Yield Maintenance Notional Balance and Strike Rate Schedule
                                  (All Notional Balances run at 24%CPR)

         Distribution   Class I-A       Class I-A      Class I-M-1       Class I-M-1       Class I-M-2       Class I-M-2
            Date        Notional         Strike          Notional           Strike           Notional          Strike
           25-Nov-06   532,942,000        6.94          14,108,000           6.80           10,941,000          6.67
           25-Dec-06   519,879,510        6.95          14,108,000           6.81           10,941,000          6.68
           25-Jan-07   507,112,884        6.95          14,108,000           6.81           10,941,000          6.68
           25-Feb-07   494,635,605        6.95          14,108,000           6.81           10,941,000          6.68
           25-Mar-07   482,441,119        6.95          14,108,000           6.81           10,941,000          6.68
           25-Apr-07   470,523,021        6.95          14,108,000           6.81           10,941,000          6.68
           25-May-07   458,875,051        6.91          14,108,000           6.77           10,941,000          6.64
           25-Jun-07   447,491,091        6.91          14,108,000           6.77           10,941,000          6.64
           25-Jul-07   436,365,185        6.91          14,108,000           6.77           10,941,000          6.64
           25-Aug-07   425,491,494        6.91          14,108,000           6.77           10,941,000          6.64
           25-Sep-07   414,864,283        6.91          14,108,000           6.77           10,941,000          6.64
           25-Oct-07   404,477,959        6.91          14,108,000           6.77           10,941,000          6.64
           25-Nov-07   394,327,065        6.91          14,108,000           6.77           10,941,000          6.64
           25-Dec-07   384,406,269        6.91          14,108,000           6.77           10,941,000          6.64
           25-Jan-08   374,710,413        6.91          14,108,000           6.77           10,941,000          6.64
           25-Feb-08   365,234,345        6.91          14,108,000           6.77           10,941,000          6.64
           25-Mar-08   355,973,097        6.91          14,108,000           6.77           10,941,000          6.64
           25-Apr-08   346,921,793        6.91          14,108,000           6.77           10,941,000          6.64
           25-May-08   338,075,677        6.87          14,108,000           6.73           10,941,000          6.60
           25-Jun-08   329,430,101        6.87          14,108,000           6.73           10,941,000          6.60
           25-Jul-08   320,980,666        6.87          14,108,000           6.73           10,941,000          6.60
           25-Aug-08   312,722,782        6.87          14,108,000           6.73           10,941,000          6.60
           25-Sep-08   304,652,161        6.87          14,108,000           6.73           10,941,000          6.60
           25-Oct-08   296,764,521        6.87          14,108,000           6.73           10,941,000          6.60
           25-Nov-08   289,055,657        6.88          14,108,000           6.74           10,941,000          6.61
           25-Dec-08   281,521,536        6.88          14,108,000           6.74           10,941,000          6.61
           25-Jan-09   274,158,236        6.88          14,108,000           6.74           10,941,000          6.61
           25-Feb-09   266,961,881        6.88          14,108,000           6.74           10,941,000          6.61
           25-Mar-09   259,928,693        6.88          14,108,000           6.74           10,941,000          6.61
           25-Apr-09   253,054,971        6.88          14,108,000           6.74           10,941,000          6.61
           25-May-09   246,337,103        6.88          14,108,000           6.74           10,941,000          6.61
           25-Jun-09   239,771,556        6.88          14,108,000           6.74           10,941,000          6.61
           25-Jul-09   233,354,844        6.88          14,108,000           6.74           10,941,000          6.61
           25-Aug-09   227,083,535        6.89          14,108,000           6.75           10,941,000          6.62
           25-Sep-09   220,954,317        6.92          14,108,000           6.78           10,941,000          6.65
           25-Oct-09   214,961,676        7.00          14,108,000           6.86           10,941,000          6.73
           25-Nov-09   209,104,218        7.00          14,108,000           6.86           10,941,000          6.73
           25-Dec-09   209,104,218        7.00          12,547,541           6.86           9,358,622           6.73
           25-Jan-10   204,823,067        7.00          11,793,447           6.86           9,146,023           6.73
           25-Feb-10   200,169,973        7.00          11,525,528           6.86           8,938,247           6.73
           25-Mar-10   195,622,442        7.00          11,263,687           6.86           8,735,185           6.73
           25-Apr-10   191,178,083        7.00          11,007,786           6.86           8,536,730           6.73
           25-May-10   186,834,557        7.00          10,757,692           6.86           8,342,777           6.73
           25-Jun-10   182,589,579        7.00          10,513,271           6.86           8,153,225           6.73
           25-Jul-10   178,440,917        7.00          10,274,397           6.86           7,967,973           6.73
           25-Aug-10   174,376,042        7.00          10,040,942           6.86           7,786,925           6.73
           25-Sep-10   170,348,319        7.02          9,812,784            6.88           7,609,985           6.75
           25-Oct-10   166,411,988        7.04          9,589,804            6.90           7,437,060           6.77
           25-Nov-10   162,564,980        7.04          9,371,883            6.90           7,268,059           6.77
           25-Dec-10   158,805,267        7.04          9,158,907            6.90           7,102,892           6.77
           25-Jan-11   155,130,869        7.04          8,950,765            6.90           6,941,474           6.77
           25-Feb-11   151,539,726        7.05          8,747,338            6.91           6,783,713           6.78
           25-Mar-11   148,030,018        7.05          8,548,524            6.91           6,629,529           6.78
           25-Apr-11   144,599,962        7.05          8,354,222            6.91           6,478,845           6.78
           25-May-11   141,247,750        7.05          8,164,330            6.91           6,331,580           6.78
           25-Jun-11   137,971,618        7.05          7,978,748            6.91           6,187,658           6.78
           25-Jul-11   134,769,842        7.09          7,797,378            6.95           6,047,002           6.82
           25-Aug-11   131,640,737        7.34          7,620,124            7.20           5,909,539           7.07
           25-Sep-11   128,582,500        8.84          7,446,885            8.70           5,775,189           8.57
           25-Oct-11   125,589,880        9.77          7,277,362            9.63           5,643,721           9.50

      Distribution   Class I-B-1   Class I-B-1    Class I-B-2    Class I-B-2   Class I-B-3    Class I-B-3
           Date       Notional        Strike       Notional        Strike        Notional       Strike
         25-Nov-06    7,486,000        5.97        2,879,000        4.97        3,455,000        4.97
         25-Dec-06    7,486,000        5.98        2,879,000        4.98        3,455,000        4.98
         25-Jan-07    7,486,000        5.98        2,879,000        4.98        3,455,000        4.98
         25-Feb-07    7,486,000        5.98        2,879,000        4.98        3,455,000        4.98
         25-Mar-07    7,486,000        5.98        2,879,000        4.98        3,455,000        4.98
         25-Apr-07    7,486,000        5.98        2,879,000        4.98        3,455,000        4.98
         25-May-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Jun-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Jul-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Aug-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Sep-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Oct-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Nov-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Dec-07    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Jan-08    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Feb-08    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Mar-08    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-Apr-08    7,486,000        5.94        2,879,000        4.94        3,455,000        4.94
         25-May-08    7,486,000        5.90        2,879,000        4.90        3,455,000        4.90
         25-Jun-08    7,486,000        5.90        2,879,000        4.90        3,455,000        4.90
         25-Jul-08    7,486,000        5.90        2,879,000        4.90        3,455,000        4.90
         25-Aug-08    7,486,000        5.90        2,879,000        4.90        3,455,000        4.90
         25-Sep-08    7,486,000        5.90        2,879,000        4.90        3,455,000        4.90
         25-Oct-08    7,486,000        5.90        2,879,000        4.90        3,455,000        4.90
         25-Nov-08    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Dec-08    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Jan-09    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Feb-09    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Mar-09    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Apr-09    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-May-09    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Jun-09    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Jul-09    7,486,000        5.91        2,879,000        4.91        3,455,000        4.91
         25-Aug-09    7,486,000        5.92        2,879,000        4.92        3,455,000        4.92
         25-Sep-09    7,486,000        5.95        2,879,000        4.95        3,455,000        4.95
         25-Oct-09    7,486,000        6.03        2,879,000        5.03        3,455,000        5.03
         25-Nov-09    7,486,000        6.03        2,879,000        5.03        3,455,000        5.03
         25-Dec-09    6,403,313        6.03        2,462,615        5.03        2,955,309        5.03
         25-Jan-10    6,257,850        6.03        2,406,672        5.03        2,888,174        5.03
         25-Feb-10    6,115,686        6.03        2,351,998        5.03        2,822,562        5.03
         25-Mar-10    5,976,748        6.03        2,298,565        5.03        2,758,438        5.03
         25-Apr-10    5,840,962        6.03        2,246,344        5.03        2,695,768        5.03
         25-May-10    5,708,256        6.03        2,195,307        5.03        2,634,521        5.03
         25-Jun-10    5,578,562        6.03        2,145,429        5.03        2,574,663        5.03
         25-Jul-10    5,451,810        6.03        2,096,682        5.03        2,516,164        5.03
         25-Aug-10    5,327,934        6.03        2,049,041        5.03        2,458,992        5.03
         25-Sep-10    5,206,869        6.05        2,002,481        5.05        2,403,117        5.05
         25-Oct-10    5,088,551        6.07        1,956,978        5.07        2,348,510        5.07
         25-Nov-10    4,972,917        6.07        1,912,507        5.07        2,295,142        5.07
         25-Dec-10    4,859,908        6.07        1,869,046        5.07        2,242,984        5.07
         25-Jan-11    4,749,463        6.07        1,826,570        5.07        2,192,011        5.07
         25-Feb-11    4,641,521        6.08        1,785,057        5.08        2,142,193        5.08
         25-Mar-11    4,536,026        6.08        1,744,485        5.08        2,093,504        5.08
         25-Apr-11    4,432,925        6.08        1,704,835        5.08        2,045,920        5.08
         25-May-11    4,332,165        6.08        1,666,084        5.08        1,999,416        5.08
         25-Jun-11    4,233,691        6.08        1,628,212        5.08        1,953,968        5.08
         25-Jul-11    4,137,452        6.12        1,591,200        5.12        1,909,551        5.12
         25-Aug-11    4,043,397        6.37        1,555,028        5.37        1,866,142        5.37
         25-Sep-11    3,951,473        7.87        1,519,675        6.87        1,823,716        6.87
         25-Oct-11    3,861,521        8.80        1,485,081        7.80        1,782,201        7.80

                                               Exhibit II
                                        Available Funds Rate Cap

                   Class I-A-1   Class I-A-2   Class I-M-1   Class I-M-2   Class I-B-1   Class I-B-2   Class I-B-3
  Distribution      Effective    Effective     Effective      Effective     Effective     Effective     Effective
      Date            Coupon       Coupon        Coupon         Coupon        Coupon        Coupon        Coupon
        25-Nov-06      5.50         5.55          5.65           5.76          6.33          7.33          7.48
        25-Dec-06      11.5         11.5          11.5           11.5          11.5          11.5          11.5
       Thereafter      11.5         11.5          11.5           11.5          11.5          11.5          11.5

                                                Exhibit III
                                               Yield Tables

Class I-A-1 to Call
Price: 100-00                10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                       6.86         4.64         3.40         2.65          2.13         1.75         1.26         0.95
Prin. Start Date             11/25/2006   11/25/2006   11/25/2006   11/25/2006    11/25/2006   11/25/2006   11/25/2006   11/25/2006
Prin. End Date               10/25/2020    7/25/2016   12/25/2013    5/25/2012    4/25/2011     7/25/2010    7/25/2009   11/25/2008
Prin. Window Len                168           117          86           67            54           45           33           25
Yield                           5.64         5.64         5.64         5.64          5.64         5.64         5.63         5.63

Class I-A-2 to Call
Price: 100-00                10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                       6.86         4.64         3.40         2.65          2.13         1.75         1.26         0.95
Prin. Start Date             11/25/2006   11/25/2006   11/25/2006   11/25/2006    11/25/2006   11/25/2006   11/25/2006   11/25/2006
Prin. End Date               10/25/2020    7/25/2016   12/25/2013    5/25/2012    4/25/2011     7/25/2010    7/25/2009   11/25/2008
Prin. Window Len                168           117          86           67            54           45           33           25
Yield                           5.70         5.69         5.69         5.69          5.69         5.69         5.69         5.68

Class I-M-1 to Call
Price: 100-00                10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                      11.51         7.86         5.77         4.56          3.87         3.49         2.74         2.07
Prin. Start Date             4/25/2013     1/25/2011   12/25/2009   11/25/2009    12/25/2009    1/25/2010    7/25/2009   11/25/2008
Prin. End Date               10/25/2020    7/25/2016   12/25/2013    5/25/2012    4/25/2011     7/25/2010    7/25/2009   11/25/2008
Prin. Window Len                 91           67           49           31            17            7            1            1
Yield                           5.79         5.79         5.79         5.79          5.79         5.79         5.78         5.79

Class I-M-2 to Call
Price: 100-00                10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                      11.51         7.86         5.77         4.55          3.85         3.44         2.74         2.07
Prin. Start Date             4/25/2013     1/25/2011   12/25/2009   11/25/2009    12/25/2009   12/25/2009    7/25/2009   11/25/2008
Prin. End Date               10/25/2020    7/25/2016   12/25/2013    5/25/2012    4/25/2011     7/25/2010    7/25/2009   11/25/2008
Prin. Window Len                 91           67           49           31            17            8            1            1
Yield                           5.94         5.93         5.93         5.93          5.93         5.93         5.93         5.94

Class I-B-1 to Call
Price: 100-00                10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                      11.51         7.86         5.77         4.55          3.82         3.40         2.74         2.07
Prin. Start Date             4/25/2013     1/25/2011   12/25/2009   11/25/2009    11/25/2009   11/25/2009    7/25/2009   11/25/2008
Prin. End Date               10/25/2020    7/25/2016   12/25/2013    5/25/2012    4/25/2011     7/25/2010    7/25/2009   11/25/2008
Prin. Window Len                 3            67           49           31            18            9            1            1
Yield                           6.66         6.66         6.66         6.66          6.66         6.66         6.65         6.66

Class I-B-2 to Call
Price: 100-00                10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                      11.51         7.86         5.77         4.55          3.82         3.38         2.74         2.07
Prin. Start Date             4/25/2013     1/25/2011   12/25/2009   11/25/2009    11/25/2009   11/25/2009    7/25/2009   11/25/2008
Prin. End Date               10/25/2020    7/25/2016   12/25/2013    5/25/2012    4/25/2011     7/25/2010    7/25/2009   11/25/2008
Prin. Window Len                 91           67           49           31            18            9            1            1
Yield                           7.71         7.71         7.70         7.70          7.70         7.70         7.70         7.71

Class I-B-3 to Call
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     11.51         7.86         5.77         4.55          3.82         3.38         2.74         2.07
Prin. Start Date            4/25/2013     1/25/2011   12/25/2009   11/25/2009    11/25/2009   11/25/2009    7/25/2009   11/25/2008
Prin. End Date              10/25/2020    7/25/2016   12/25/2013    5/25/2012    4/25/2011     7/25/2010    7/25/2009   11/25/2008
Prin. Window Len                91           67           49           31            18            9            1            1
Yield                          7.71         7.71         7.71         7.71          7.71         7.70         7.70         7.71

Class I-A-1 to Maturity
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                      7.83         5.47         4.09         3.20          2.58         2.13         1.50         1.06
Prin. Start Date            11/25/2006   11/25/2006   11/25/2006   11/25/2006    11/25/2006   11/25/2006   11/25/2006   11/25/2006
Prin. End Date              7/25/2035     4/25/2032   10/25/2027   11/25/2023    11/25/2020    8/25/2018    5/25/2015    4/25/2013
Prin. Window Len               345           306          252          205          169           142          103          78
Yield                          5.66         5.66         5.66         5.66          5.66         5.66         5.66         5.65

Class I-A-2 to Maturity
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                      7.83         5.47         4.09         3.20          2.58         2.13         1.50         1.06
Prin. Start Date            11/25/2006   11/25/2006   11/25/2006   11/25/2006    11/25/2006   11/25/2006   11/25/2006   11/25/2006
Prin. End Date              7/25/2035     4/25/2032   10/25/2027   11/25/2023    11/25/2020    8/25/2018    5/25/2015    4/25/2013
Prin. Window Len               345           306          252          205          169           142          103          78
Yield                          5.71         5.72         5.72         5.72          5.72         5.72         5.72         5.70

Class I-M-1 to Maturity
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     13.76         9.82         7.39         5.87          4.95         4.39         3.93         4.23
Prin. Start Date            4/25/2013     1/25/2011   12/25/2009   11/25/2009    12/25/2009    1/25/2010    3/25/2010    7/25/2010
Prin. End Date              7/25/2035     6/25/2032   12/25/2027    1/25/2024    1/25/2021     9/25/2018    7/25/2015    5/25/2013
Prin. Window Len               268           258          217          171          134           105          65           35
Yield                          5.80         5.81         5.81         5.82          5.82         5.82         5.83         5.87

Class I-M-2 to Maturity
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     13.76         9.82         7.39         5.86          4.93         4.34         3.76         3.70
Prin. Start Date            4/25/2013     1/25/2011   12/25/2009   11/25/2009    12/25/2009   12/25/2009    1/25/2010    3/25/2010
Prin. End Date              8/25/2035     7/25/2032    2/25/2028    2/25/2024    2/25/2021    11/25/2018    7/25/2015    5/25/2013
Prin. Window Len               269           259          219          172          135           108          67           39
Yield                          5.96         5.96         5.97         5.97          5.97         5.97         5.99         6.03

Class I-B-1 to Maturity
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     13.76         9.83         7.39         5.87          4.91         4.31         3.67         3.46
Prin. Start Date            4/25/2013     1/25/2011   12/25/2009   11/25/2009    11/25/2009   11/25/2009   12/25/2009   12/25/2009
Prin. End Date              8/25/2035     8/25/2032    3/25/2028    3/25/2024    3/25/2021    11/25/2018    8/25/2015    6/25/2013
Prin. Window Len               269           260          220          173          137           109          69           43
Yield                          6.71         6.73         6.75         6.76          6.76         6.76         6.79         6.88

Class I-B-2 to Maturity
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     13.76         9.83         7.39         5.87          4.91         4.28         3.62         3.35
Prin. Start Date            4/25/2013     1/25/2011   12/25/2009   11/25/2009    11/25/2009   11/25/2009   11/25/2009   12/25/2009
Prin. End Date              8/25/2035     8/25/2032    3/25/2028    4/25/2024    3/25/2021    12/25/2018    8/25/2015    6/25/2013
Prin. Window Len               269           260          220          174          137           110          70           43
Yield                          7.79         7.83         7.86         7.88          7.89         7.89         7.94         8.09

Class I-B-3 to Maturity
Price: 100-00               10.00% CPR   15.00% CPR   20.00% CPR   25.00% CPR    30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life                     13.76         9.83         7.39         5.87          4.91         4.29         3.59         3.29
Prin. Start Date            4/25/2013     1/25/2011   12/25/2009   11/25/2009    11/25/2009   11/25/2009   11/25/2009   11/25/2009
Prin. End Date              9/25/2035     9/25/2032    3/25/2028    4/25/2024    4/25/2021    12/25/2018    8/25/2015    6/25/2013
Prin. Window Len               270           261          220          174          138           110          70           44
Yield                          7.79         7.83         7.86         7.88          7.89         7.89         7.94         8.09

                               Contact Information

MBS Trading

Paul Van Lingen                                      Tel: (212) 272-4976
Senior Managing Director                             pvanlingen@bear.com

MBS Structuring

Mark Michael                                         Tel: (212) 272-4976
Managing Director                                    mmichael@bear.com

MBS Banking

Jeff Maggard                                         Tel: (212) 272-9457
Managing Director                                    jmaggard@bear.com

Deirdre Burke                                        Tel: (212) 272-7646
Vice President                                       dburke@bear.com

Michael Neary                                        Tel: (212) 272-9874
Analyst                                              mneary@bear.com

Syndicate

Carol Fuller                                         Tel: (212) 272-4955
Senior Managing Director                             cfuller@bear.com

Angela Ward                                          Tel: (212) 272-4955
Associate Director                                   adward@bear.com

Rating Agencies

Brian Weller - S&P                                   Tel: (212) 438-1934
                                                     brian_weller@standardandpoors.com

Jefferson Ganoza - Moody's                           Tel: (212) 553-4631
                                                     jefferson.ganoza@moodys.com

This information should be considered only after reading the Bear Stearns' Statement Regarding
Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement.
You may obtain a copy of the Statement from your sales representative.  All amounts are approximate and subject to change.